Exhibit 10.2

THIRD AMENDED AND RESTATED

PROMISSORY NOTE

$9,704,460.15	Oklahoma City, Oklahoma
April 30, 2014

FOR VALUE RECEIVED, the undersigned, SDC HOLDINGS, LLC, an Oklahoma limited liability company (“SDC”) and APOTHECARYRx, LLC, an Oklahoma limited liability company (“ARx” with SDC, the “Borrowers” and each a “Borrower”), jointly and severally promise to pay to the order of ARVEST BANK, an Arkansas banking corporation (the payee, its successors and assigns are hereinafter called the “Lender”), at 3900 North Lincoln Blvd, Oklahoma City, Oklahoma 73105, or at such other place as may be designated in writing by the Lender, the principal sum of NINE MILLION SEVEN HUNDRED FOUR THOUSAND FOUR HUNDRED SIXTY AND 15/100 DOLLARS ($9,704,460.15), or so much thereof as is disbursed, together with interest thereon at the rates hereinafter stated:

Prior to Default, the unpaid principal balance of this Note will bear interest from the date of advance at the per annum rate equal to the greater of (a) the then applicable WSJ Prime Rate, as adjusted as provided herein; or (b) six percent (6%) per annum. Interest will be computed on a per diem charge based on a three hundred sixty (360) day year. The entire unpaid principal balance of this Note plus all accrued and unpaid interest thereon will be due and payable on June 30, 2014 (the “Note Maturity Date”).

The WSJ Prime Rate is defined as the rate per annum reported as the Prime rate in the “Money Rates” section of The Wall Street Journal or a substitute source reasonably determined by Lender in the event such source is no longer available. The WSJ Prime Rate will be adjusted, without notice, on an annual basis to the WSJ Prime Rate then in effect as of each anniversary date of this Note, or the first business day following such date if the anniversary date occurs on a weekend or holiday that there is no such rate determined or published.

Provided that no event of Default has occurred or is continuing under any of the Loan Documents, this Note will be repaid in quarterly payments of interest only until the balloon payment on the Note Maturity Date. The Borrowers will pay to the Lender monthly payments of accrued and unpaid interest only on this Note which will be due and payable on the first business day of each month.

Unless otherwise defined herein, all terms defined or referenced in that certain Second Amended and Restated Loan Agreement dated July 22, 2013, as amended from time to time and most recently by the Second Amendment to Second Amended and Restated Loan Agreement of even date herewith (as amended, the “Loan Agreement”), among the Borrowers, Guarantors and the Lender, will have the same meanings herein as therein.

THIRD A&R PROMISSORY NOTE

SDC HOLDINGS, LLC

All payments will first be applied to the payment of accrued interest and the balance will be applied in reduction of the principal balance hereof provided that no payment will be applied to this Note until received by the Lender in collected funds. All advances made or to be made under this Note will be made subject to the terms and conditions stated in the Loan Agreement. The Borrowers will have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty, but with interest accrued to the date of prepayment.

The Borrowers agree that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender’s rights hereunder or under any instrument securing payment of this Note, the Borrowers will pay the Lender’s reasonable attorneys’ fees, all court costs and all other expenses incurred by the Lender in connection therewith.

During the continuance of an event of Default, all amounts due under the Note will bear interest at the per annum rate equal to the greater of: (a) fifteen percent (15%); or (b) the WSJ Prime Rate plus five percent (5%), and such interest which has accrued will be paid at the time of and as a condition precedent to curing any Default hereunder. During the existence of any such Default, the Lender may apply any payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing this indebtedness as the Lender determines from time to time.

This Note is issued by the Borrowers and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Oklahoma City, Oklahoma County, Oklahoma. Payment of this Note is secured by and subject to the terms and conditions of the Loan Documents. This Note is to be construed according to the internal laws of the State of Oklahoma. All actions with respect to this Note, the Loan Documents or any other instrument securing payment of this Note may be instituted in the courts of the State of Oklahoma sitting in Oklahoma County, Oklahoma, or the United States District Court sitting in Oklahoma City, Oklahoma, as the Lender may elect, and by execution and delivery of this Note, the Borrowers irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection a Borrower might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

On the occurrence of any event of Default under any of the Loan Documents or any other instrument securing payment of this Note which is not timely cured as provided in the Loan Agreement, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity hereof. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

THIRD A&R PROMISSORY NOTE

SDC HOLDINGS, LLC

The makers, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party’s liability hereunder.

This Note is executed, delivered and accepted, not in satisfaction of the indebtedness thereby evidenced, but for the purpose of amending, restating, and entirely replacing that certain Second Amended and Restated Promissory Note dated December 31, 2013, executed by the Borrowers in favor of the Lender.

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THIRD A&R PROMISSORY NOTE

SDC HOLDINGS, LLC

IN WITNESS WHEREOF, the Borrowers have executed this instrument effective the date first above written.

APOTHECARYRx LLC, an Oklahoma limited liability company

BY:	GRAYMARK HEALTHCARE, INC., an Oklahoma corporation, its Manager

By	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

SDC HOLDINGS, LLC, an Oklahoma limited liability company

BY:	GRAYMARK HEALTHCARE, INC., an Oklahoma corporation, its Manager

By	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

(the “Borrowers”)

THIRD A&R PROMISSORY NOTE

SDC HOLDINGS, LLC